UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2013

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to two separate purchase agreements, each dated February 7, 2013, (i) Lynx I Corp. (Lynx I or any successor company, the VM Senior Secured Notes Issuer) agreed to sell to certain financial institutions (the Initial Purchasers) $1.0 billion principal amount of its 5.375% Senior Secured Notes due April 15, 2021 (the VM Dollar Senior Secured Notes) and £1.1 billion ($1.7 billion at the February 7, 2013 rate) principal amount of its 6.0% Senior Secured Notes due April 15, 2021 (the VM Sterling Senior Secured Notes and, together with the VM Dollar Senior Secured Notes, the VM Senior Secured Notes) and (ii) Lynx II Corp. (Lynx II or any successor company, the VM Senior Notes Issuer and, together with the VM Senior Secured Notes Issuer, the VM Issuers) agreed to sell to the Initial Purchasers $530.0 million principal amount of its 6.375% Senior Notes due April 15, 2023 (the VM Dollar Senior Notes) and £250.0 million ($392.4 million at the February 7, 2013 rate) principal amount of its 7.0% Senior Notes due April 15, 2023 (the VM Sterling Senior Notes and, together with the VM Dollar Senior Notes, the VM Senior Notes). The VM Senior Secured Notes and the VM Senior Notes are collectively referred to herein as the “VM Notes”. Each series of VM Notes were priced at par. Interest on the VM Notes will be payable semi-annually on each April 15 and October 15, beginning on October 15, 2013. The VM Notes were issued on February 22, 2013 (the Issue Date).

The VM Notes were sold in a private placement and resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the "Securities Act") and to non-U.S. persons pursuant to Regulation S of the Securities Act. The VM Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This report does not constitute an offer to sell or a solicitation of an offer to buy the VM Notes, nor shall there be any offer, solicitation or sale of the VM Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The VM Notes are being issued to partially fund certain transactions in connection with the proposed acquisition (the Virgin Media Acquisition) of Virgin Media Inc. (Virgin Media) by Liberty Global, Inc. (LGI) pursuant to a merger agreement, dated as of February 5, 2013, among LGI, certain LGI subsidiaries and Virgin Media. It is contemplated that the VM Senior Secured Notes and the VM Senior Notes will be pushed down to a Virgin Media successor company in connection with the closing of the Virgin Media Acquisition (the Debt Pushdown).

The VM Senior Secured Notes were issued pursuant to an indenture (the VM Senior Secured Notes Indenture), dated the Issue Date, between, among others, the VM Senior Secured Notes Issuer and The Bank of New York Mellon, London Branch, as trustee. The VM Senior Notes were issued pursuant to an indenture (the VM Senior Notes Indenture), dated the Issue Date, between, among others, the VM Senior Notes Issuer and The Bank of New York Mellon, London Branch, as trustee.

The net proceeds from the VM Notes (after deducting certain transaction expenses) were placed into segregated escrow accounts with a trustee, and such proceeds will be released upon closing of the Virgin Media Acquisition. If the Virgin Media Acquisition is not completed by February 4, 2014, then the VM Senior Secured Notes and the VM Senior Notes will be subject to mandatory redemption at (i) 100% of the principal amount thereof if such redemption event occurs on or before November 4, 2013, or (ii) 101% of the principal amount thereof if such redemption event occurs after November 4, 2013, in each case, plus accrued and unpaid interest thereon.
Prior to the consummation of the Virgin Media Acquisition and the Debt Pushdown, the VM Senior Secured Notes are senior obligations of Lynx I and, upon consummation of the Virgin Media Acquisition and the Debt Pushdown, will become the senior secured obligations of Virgin Media Secured Finance PLC (VM Secured Finance) and will be guaranteed on a senior basis by certain parent and subsidiary guarantors. Prior to the consummation of the Virgin Media Acquisition and the Debt Pushdown, the VM Senior Notes are senior obligations of Lynx II and, upon consummation of the Virgin Media Acquisition and the Debt Pushdown, will become senior unsecured obligations of Virgin Media Finance PLC (VM Finance) and will be guaranteed on a senior basis by certain parent guarantors and on a senior subordinated basis by certain subsidiary guarantors. VM Secured Finance and VM Finance are subsidiaries of Virgin Media. Following the Debt Pushdown, the VM Senior Secured Notes will be secured by substantially all of the property and assets that secure VM Secured Finance's existing senior secured notes.

Subject to the circumstances described below, the VM Senior Secured Notes are non-callable until April 15, 2017 and the VM Senior Notes are non-callable until April 15, 2018. At any time prior to April 15, 2017, the VM Senior Secured Notes Issuer may redeem some or all of the VM Senior Secured Notes by paying a “make-whole” premium, which is the present value of all remaining scheduled interest payments to April 15, 2017 using the discount rate (as specified in the VM Senior Secured Notes Indenture) as of the applicable redemption date plus 50 basis points. At any time prior to April 15, 2018, the VM Senior Notes Issuer may redeem some or all of the VM Senior Notes by paying a “make-whole” premium, which is the present value of all remaining scheduled interest payments to April 15, 2018 using the discount rate (as specified in the VM Senior Notes Indenture) as of the applicable redemption date plus 50 basis points.

The VM Senior Secured Notes Issuer may redeem some or all of the VM Senior Secured Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period commencing on April 15 of the years set forth below:

	Redemption price
Year	VM Dollar Senior Secured Notes	VM Sterling Senior Secured Notes

2017	102.688%	103.000%
2018	101.344%	101.500%
2019 and thereafter	100.000%	100.000%

The VM Senior Notes Issuer may redeem some or all of the VM Senior Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period commencing on April 15 of the years set forth below:

	Redemption price
Year	VM Dollar Senior Notes	VM Sterling Senior Notes

2018	103.188%	103.500%
2019	102.125%	102.333%
2020	101.063%	101.667%
2021 and thereafter	100.000%	100.000%

In addition, at any time prior to April 15, 2016, the VM Senior Secured Notes Issuer and the VM Senior Notes Issuer may redeem up to 40% of the VM Senior Secured Notes and the VM Senior Notes, respectively, at redemption prices of 105.375% in the case of the VM Dollar Senior Secured Notes, 106.000% in the case of the VM Sterling Senior Secured Notes, 106.375% in the case of the VM Dollar Senior Notes and 107.000% in the case of the VM Sterling Senior Notes, with the net proceeds from one or more specified equity offerings. Further, the VM Senior Secured Notes Issuer and the VM Senior Notes Issuer may redeem all, but not less than all, of the VM Senior Secured Notes and the VM Senior Notes, respectively, at a price equal to their principal amount plus accrued and unpaid interest upon the occurrence of certain changes in tax law.

The foregoing description of the terms and conditions of the VM Notes does not purport and is not intended to be complete and is qualified in its entirety by reference to the full text of the applicable indenture for such notes, each of which is filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1
Indenture dated February 22, 2013 between, among others, Lynx I Corp., as issuer, The Bank of New York Mellon, London Branch, as trustee, transfer agent and principal paying agent and The Bank of New York Mellon, as paying agents and Newco security trustee.

4.2
Indenture dated February 22, 2013 between, among others, Lynx II Corp., as issuer, The Bank of New York Mellon, London Branch, as trustee, transfer agent and principal paying agent and The Bank of New York Mellon, as paying agents and Newco security trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: February 27, 2013

Exhibit Index

Exhibit No.	Name

4.1
Indenture dated February 22, 2013 between, among others, Lynx I Corp., as issuer, The Bank of New York Mellon, London Branch, as trustee, transfer agent and principal paying agent and The Bank of New York Mellon, as paying agents and Newco security trustee.

4.2
Indenture dated February 22, 2013 between, among others, Lynx II Corp., as issuer, The Bank of New York Mellon, London Branch, as trustee, transfer agent and principal paying agent and The Bank of New York Mellon, as paying agents and Newco security trustee.